UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 10, 2008


                               ELKO VENTURES INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-141426
                            (Commission File Number)

                                   20-8425158
                        (IRS Employer Identification No.)

                     650 Ruby Way, Crescent Valley, NV 89821
              (Address of principal executive offices and Zip Code)

                                  775-201-6669
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 10, 2008 Matt Wayrynen resigned as our President, Chief Executive Officer, Treasurer, Chief Financial Officer and a director and David Wolfin resigned as Secretary and a director. As a result, prior to such resignations, on September 10, 2008 we appointed Lou Schiliro as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company.

Our board of directors and officers is now Lou Schiliro.

LOU SCHILIRO

Mr. Schiliro began working for the US Department of Commerce, International Trade Administration in 1995 as a Trade Specialist. As a Trade Specialist his job was to create distribution and sales opportunities for US manufactures. In 1997 he was hired to create an International Sales program for SAFECO inc. SAFECO was a safety Equipment Distributor of personal protective equipment. In 1999 he co-founded Global Protection, which is a Homeland Security equipment company. Since 1999 Mr. Schiliro has served Global Protection as its Director of Operations and has seen sales grow from $45,000 in 1999 to in excess of $50 million in 2007.

Mr. Schiliro graduated from West Virginia University, with a Bachelors Degree in International Relations in 1993. He then attended George Mason University and received a Masters Degree in International Transactions in 1995.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKO VENTURES INC.


/s/ Lou Schiliro
----------------------------
Lou Schiliro
President

September 12, 2008

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